Exhibit 10.11
AGREEMENT
          This Agreement is made as of December 20, 2007 by and among Thomas M. O’Gara, Wilfred T. O’Gara and Michael J. Lennon (collectively, the “Founders”), and The O’Gara Group, Inc., an Ohio corporation (the “Company).
RECITALS
          WHEREAS, the Founders, the Company, and The Walnut Group are parties to that certain Founders’ Bonus Plan Agreement dated as of September 18, 2006 (the “Plan”); and
          WHEREAS, the Company is contemplating an underwritten registered initial public offering of the Company’s common stock (the “IPO”); and
          WHEREAS, after consultation with the Company’s underwriters, the Company’s financial advisor recommended to the Company’s Board of Directors that an alternative to the Plan be adopted in the form of (a) a grant to each Founder of an option to purchase 15,000 shares of the Company’s common stock, and (b) a cash payment to each Founder in the amount of $1 million; and
          WHEREAS, as each of the Founders is both a member of the Board of Directors of the Company and a beneficiary of the Plan, the Founders believe that the recommended alternative is in the best interests of the Company and will further the Company’s and the Founders’ own interests in consummating the IPO.
          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Each of the Founders hereby waives any rights he may have under the Plan, and each of the Founders and the Company agrees that the Plan shall be terminated effective as of the date hereof.
2.	In consideration of the foregoing, each of the Founders agrees to accept from the Company, in lieu of his rights under the Plan, the following:
a.	the Company’s grant to such Founder of an option to purchase 15,000 shares of common stock of the Company pursuant to the Company’s 2005 Stock Option Plan, at a price of $50.00 per share; and
b.	the Company’s payment to such Founder of $1 million in cash upon consummation of the IPO.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

/s/ Thomas M. O’Gara

Thomas M. O’Gara

/s/ Wilfred T. O’Gara

Wilfred T. O’Gara

/s/ Michael J. Lennon

Michael J. Lennon

The O’Gara Group, Inc.

By: /s/ Abram S. Gordon

Name: Abram S. Gordon

Title: Vice President